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                                                                      Exhibit 11

                STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE




---------------------------------------------------------------------------------------------------------------
                                                                                   Year Ended December 31,
(in thousands)                                                                       1997          1996
---------------------------------------------------------------------------------------------------------------
Net (loss) income                                                               ($ 2,369)          $ 2,413

Average shares of common stock outstanding
  during the period                                                                9,099             8,268

Basic earnings per share                                                        ($  0.26)          $  0.29
===============================================================================================================

Net Income (loss)                                                               ($ 2,369)          $ 2,413

Adjusted net (loss) income                                                      ($ 2,369)          $ 2,413

Average shares of common stock outstanding
  during the period                                                                9,099             8,268

Incremental shares from assumed exercise of stock options,
  stock warrants and employee stock purchase plan                                     --               198
---------------------------------------------------------------------------------------------------------------
Average diluted shares outstanding during the period                               9,099             8,466

Diluted earnings per share                                                      ($  0.26)          $  0.29
===============================================================================================================

The assumed conversion of the 12% subordinated convertible notes was excluded from diluted earnings per share in 1997 and 1996 since they were anti-dilutive.




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